As filed with the Securities and Exchange Commission on May 13, 2026.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NEPTUNE INSURANCE HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	6411	33-4189588
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial code number)	(I.R.S. employer identification no.)
400 6th Street S, Suite 2
St. Petersburg, Florida 33701
(727) 202-4815
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Trevor Burgess
Chief Executive Officer
Neptune Insurance Holdings Inc.
400 6th Street S, Suite 2
St. Petersburg, Florida 33701
(727) 202-4815
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Sullivan Mark Mushkin Albert Vanderlaan Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, CA 94105 (415) 773-5700	Joseph A. Hall Pedro J. Bermeo Steven J. Glendon Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 United States (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-295765
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of Class A common stock offered by certain selling stockholders of Neptune Insurance Holdings Inc. (the “Registrant”) to be registered for sale by 1,708,647 shares, 222,867 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s Class A common stock from the selling stockholders. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) filed as an exhibit to the Registration Statement on Form S-1 (File No. 333-295765) (the “Initial Registration Statement”). The information set forth in the Initial Registration Statement and all exhibits thereto filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on May 13, 2026, are incorporated by reference into this Registration Statement.
The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (Incorporated by reference to Exhibit 24.1 to Registration Statement on Form S-1 (Registration No. 333-295765)).
107	Filing Fee Table.

Signatures
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on May 13, 2026.

Neptune Insurance Holdings Inc.

By:	/s/ Trevor Burgess
Trevor Burgess
Chief Executive Officer and Chairman of the Board of Directors
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Trevor Burgess	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	May 13, 2026
Trevor Burgess

/s/ Jim Steiner	Chief Financial Officer and Director (principal financial and accounting officer)	May 13, 2026
Jim Steiner

*	Director	May 13, 2026
Jonathan Carlon

*	Director	May 13, 2026
Blair J. Greenberg

*	Director	May 13, 2026
Cristian Melej

*	Director	May 13, 2026
Mike Vostrizansky

By:	/s/ Trevor Burgess
Trevor Burgess
Attorney-in-Fact